--------------------------------------------------------------------------------

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

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                 2002 Ontario Economic Outlook and Fiscal Review
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                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Ontario's Fiscal Plan

The  Province  remains on track to balance  its budget in 2002-03 as reported in
Second  Quarter  Ontario  Finances.  This will be Ontario's  fourth  consecutive balanced budget and the eighth consecutive year in which the Province has met or exceeded its deficit and debt-reduction target.

The recently  released  2001-02 Public Accounts  reported a $375 million surplus for 2001-02.  As a result of surpluses recorded in each of the past three years,
Net Provincial Debt has been reduced by $4.5 billion prior to accounting changes and the  provisional  adjustment for the Canada Customs and Revenue Agency error in remitting  personal  income tax. This represents more than 90 per cent of the government's  $5  billion  debt-reduction  commitment  made in the 2000  Ontario
Budget.

This section will:

o    provide  an update  on the  Province's  2002-03  fiscal  outlook,  based on results for the second quarter ending September 30;

o    report on Ontario's recent fiscal performance; and

o    review Ontario's borrowing and debt management.

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                                       33

                 2002 Ontario Economic Outlook and Fiscal Review
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2002-03 Fiscal Outlook: Second-Quarter Update

ON TRACK FOR FOURTH CONSECUTIVE BALANCED BUDGET

In  2002-03,  Ontario's  budget  is  expected  to be  balanced  for  the  fourth consecutive  year--the  first time in nearly 100 years.  As  reported  in Second
Quarter Ontario  Finances,  the current fiscal outlook for 2002-03 is a balanced budget, unchanged from the 2002 Budget Plan.

2002-03 Fiscal Performance
($ Millions)
----------------------------------------------------------------------------------------------------
                                                                 Budget        Current       In-Year
                                                                  Plan         Outlook*       Change
----------------------------------------------------------------------------------------------------
Revenue                                                           66,544        66,611            67
Expenditure
   Programs                                                       54,384        54,494           110
   Gross Capital Expenditure                                       2,713         2,715             2
   Less: Net Investment in Capital Assets**                          634           634            --
   Public Debt Interest
     Provincial                                                    8,550         8,505           (45)
     Electricity Sector                                              520           520            --
Total Expenditure                                                 65,533        65,600            67
Less: Reserve                                                      1,000         1,000            --
Add: Decrease/(Increase) in Stranded Debt from                       (11)          (11)           --
   Electricity Sector Restructuring to be Recovered
   from Ratepayers***
Surplus / (Deficit)                                                    0             0            --
----------------------------------------------------------------------------------------------------
*    Second-quarter results as at September 30, 2002.
**   Starting in 2002-03,  major  tangible  capital assets owned by the Province
     (land, buildings and transportation  infrastructure) are accounted for on a full accrual  accounting basis. Other tangible capital assets will continue to be booked as expenditure in the year of acquisition.
***  Reflects the estimated  excess of revenue over  expenditure  of the Ontario
     Electricity Financial Corporation (OEFC). Consistent with the principles of electricity  restructuring,  OEFC debt is to be recovered from  ratepayers, not taxpayers.
Source: Ontario Ministry of Finance.
                                                         -------------------------------------------

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                                       34

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

o    Ontario's  2002-03  Budget Plan included a $1 billion  reserve  designed to protect the balanced  budget against  unexpected and adverse changes in the economic  and  fiscal  outlook.  The  reserve  will be  available  for debt reduction at year-end if not needed.

o    With  continued   uncertainty  in  the  economic  and  fiscal  outlook  and
     consistent  with prudent  fiscal  planning,  the reserve was  maintained at second quarter to protect the balanced budget.

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                                       35

                 2002 Ontario Economic Outlook and Fiscal Review
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IN-YEAR REVENUE CHANGES

The revenue outlook for 2002-03,  at $66,611 million, is up $67 million from the
Budget Plan and $65 million from First Quarter Ontario Finances.

2002-03 In-Year Changes to Revenue Since Budget
($ Millions)
----------------------------------------------------------------------------------------------
Changes This Quarter:
   Taxation Revenue
     Tobacco Tax                                                              (100)
     Land Transfer Tax                                                          40
     Gasoline Tax                                                               35
     Fuel Tax                                                                   10
        Total Taxation Revenue                                                             (15)
   Government of Canada                                                                     55
   Other Revenue                                                                            25
Net Changes Reported in First Quarter Ontario Finances                                       2
Total In-Year Revenue Changes Since Budget                                                  67
----------------------------------------------------------------------- ---------- -----------
Source: Ontario Ministry of Finance.
                                                                        ---------- -----------

o    The  Tobacco  Tax  revenue  forecast  has  been  reduced  by  $100  million reflecting a larger-than- expected decline in cigarette consumption.

o    The  forecast for Land  Transfer  Tax  revenues  has been  increased by $40 million reflecting the robust Ontario housing market.

o    The forecasts for Gasoline and Fuel Tax revenues have been increased by $35 million  and $10  million  respectively  as a result of  stronger  economic growth.

o    Other  Federal  Payments  have  increased by $55  million,  including a $31 million federal contribution towards Provincial payments to Ontario farmers in past years and $24 million in support for Provincial primary care health initiatives.

o    Independent  Electricity  Marketing  Operator revenues are increased by $21 million due to recognition of revenues related to ancillary services, rural rate assistance and remote-area subsidies, consistent with the treatment in the 2001-02 Public  Accounts.  These revenues were not included in the 2002
     Budget forecast and offset higher corresponding expenditures.

o    Miscellaneous  revenue is increased by $4 million from the Victims' Justice
     Fund  to  support  new  initiatives  as part  of a  multi-ministry  interim response to the Hadley Inquest into domestic violence.

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                                       36

                            C: Ontario's Fiscal Plan
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IN-YEAR OPERATING EXPENDITURE CHANGES

Operating  expenditure for 2002-03,  at $63,519 million,  is up $65 million from the Budget Plan and $63 million  from First  Quarter  Ontario  Finances.  Higher spending  in-year is mainly due to increased  support for farmers and additional forest fire-fighting costs; partially offset by lower Public Debt Interest (PDI)
costs.

Summary of 2002-03 In-Year Operating Expenditure Changes Since Budget
($ Millions)
---------------------------------------------------------------------------------------------
Changes This Quarter:
   Transition funding for farmers                                                    73
   Less: Partial offset from the Contingency Fund                                   (20)
                                                                                -------
   Net change                                                                              53
   Forest fire-fighting costs                                                              24
   Independent Electricity Market Operator - ancillary expenditures                        21
   Legal Aid - increase in tariff rate                                                      4
   Disaster relief assistance for individuals and organizations affected by
     Northwestern Ontario floods                                                            4
   Hadley Inquest into domestic violence - interim Provincial response                      2
   Public Debt Interest - Savings                                                         (45)
Net Changes Reported in First Quarter Ontario Finances                                      2
Total In-Year Operating Expenditure Changes                                                65
---------------------------------------------------------------------------------------------
Source: Ontario Ministry of Finance.
                                                                                -------------

o    Expenditure increased by $73 million in-year to fund Ontario's portion of a federal-provincial  transition  program for  farmers in Ontario,  partially offset by $20 million from the Contingency Fund.

o    Additional  forest  fire-fighting  costs this summer resulted in an in-year expenditure increase of $24 million.

o    Expenditure increased in-year by $21 million, consistent with the treatment in the 2001-02 Public Accounts,  to reflect Independent  Electricity Market
     Operator expenditures related to ancillary services,  rural rate assistance and remote-area  subsidies not included in the 2002 Budget, fully offset by revenues.

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                                       37

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

o    An  increase in legal aid tariff  rates  effective  August  2002  increased expenditure by $4 million in-year.

o    An  additional  $4 million was provided  in-year to help  residents,  small businesses, farmers, municipalities and municipal organizations affected by severe flooding in Northwestern Ontario earlier in the year.

o    Operating  expenditure increased in-year by $2 million to support community service improvement grants,  domestic violence bail pilot projects,  public education  and regional  conferences  as part of a  multi-ministry  interim response to the Hadley  Inquest into domestic  violence,  offset by revenue from the Victims' Justice Fund.

o    Public Debt Interest  costs were down $45 million from the 2002 Budget Plan projection due to  lower-than-expected  interest  rates and  cost-effective debt management.

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                                       38

                            C: Ontario's Fiscal Plan
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IN-YEAR CAPITAL EXPENDITURE CHANGES

Net capital  expenditure,  at $2,081  million,  is up a net $2 million  from the
Budget Plan and First Quarter Ontario Finances.

Summary of 2002-03 In-Year Capital Expenditure Changes Since Budget
($ Millions)
---------------------------------------------------------------------------------------------
Changes This Quarter:
   Hadley Inquest into domestic violence - interim Provincial response                7
   Less: Partial offset from Capital Contingency Fund                                (5)
                                                                               --------
Net Change                                                                                  2
Total In-Year Capital Expenditure Changes                                                   2
---------------------------------------------------------------------------------------------
Source: Ontario Ministry of Finance.
                                                                               --------------

o    The capital  component of a  multi-ministry  interim response to the Hadley
     Inquest into domestic  violence  includes $5 million to enhance the safety, security  and  accessibility  of women's  shelters  and $2 million  for the expansion of the domestic  violence court program.  These  expenditures are offset by $5 million  from the Capital  Contingency  Fund and $2 million by revenue from the Victims' Justice Fund.

--------------------------------------------------------------------------------

                                       39

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Ontario's Fiscal Performance

FOUR BALANCED BUDGETS IN A ROW

In November 1995, the government  introduced its Balanced Budget Plan, which set out declining annual deficit targets for the Province  culminating in a balanced budget in 2000-01.  The Balanced Budget targets were  overachieved each year and the budget balanced in 1999-2000, one year ahead of schedule.

The  fiscal  year  2002-03  will be the  fourth  consecutive  year in which  the government  has balanced the budget.  The results of recent years  combined with the Balanced  Budget Act,  1999,  demonstrate  the  government's  commitment  to maintaining a balanced budget on an ongoing basis.

   Ongoing Commitment to Balanced Budget

                             $Billions
Year                     Target      Actual
1995-96                 (11.3)*       (8.8)
1996-97                  (8.2)        (6.9)
1997-98                  (6.6)        (4.0)
1998-99                  (4.8)        (2.0)
1999-00                  (2.6)         0.7
2000-01                   0.0          1.9
2001-02                   0.0          0.4
2002-03Plan               0.0          0.0

* Potential outlook in June 1996
Source: Ontario Ministry of Finance

o    As at September  30, the  second-quarter  outlook for 2002-03 is a balanced budget, on track with the 2002 Budget Plan.

o    The recently  released 2001-02 Public Accounts reported the 2001-02 surplus at $375 million.

--------------------------------------------------------------------------------

                                       40

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

TOTAL SPENDING AS A SHARE OF THE ECONOMY

The government's  commitment to controlling spending has allowed the Province to reduce spending as a per cent of provincial  Gross Domestic  Product (GDP) while at the same time investing in key sectors such as health care and education.

            Total Spending as a Per Cent of GDP

Year                             Per Cent of GDP

1991-92                                18.3
1992-93                                18.9
1993-94                                18.7
1994-95                                18.1
1995-96                                17.7
1996-97                                16.7
1997-98                                15.7
1998-99                                15.3
1999-00                                15.1
2000-01                                14.3
2001-02                                14.3
2002-03P                               14.1

P = Projection
Source: Ontario Ministry of Finance and Statistics Canada.

o    In 2002-03,  total  spending as a share of the economy is estimated at 14.1 per cent, down from a peak of 18.9 per cent in 1992-93.

o    At 14.1 per cent,  total  spending as a share of Ontario's  Gross  Domestic
     Product is at its lowest level since the early 1980s.

--------------------------------------------------------------------------------

                                       41

                 2002 Ontario Economic Outlook and Fiscal Review
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NET PROVINCIAL DEBT AS A PER CENT OF GDP FALLING

As a result of four consecutive deficits of over $10 billion annually, Ontario's debt rose  dramatically in the early 1990s. Net Provincial Debt as a per cent of
GDP more than doubled from 12.7 per cent in 1989-90 to 32.2 per cent in 1996-97.

                Net Provincial Debt as a Per Cent of GDP Falling

Year                                       Per Cent of GDP

1984-85                                         13.1
1985-86                                         15.3
1986-87                                         15.1
1987-88                                         14.7
1988-89                                         13.8
1989-90                                         12.7
1990-91                                         13.6
1991-92                                         17.4
1992-93                                         21.6
1993-94                                         27.5
1994-95                                         29.2
1995-96                                         30.9
1996-97                                         32.2
1997-98                                         31.4
1998-99                                         30.4
1999-00                                         27.8
2000-01                                         25.5
2001-02                                         24.8
2002-03P                                        23.7
Note: Net Provincial Debt before provisional adjustment for CCRA error and accounting changes.
P = Projection.
Source: Ontario Ministry of Finance and Statistics Canada.

o    Strong economic growth, sound fiscal management and three consecutive years of  budget  surpluses  have  reduced  Net  Provincial  Debt,  prior  to the provisional  adjustment  for Canada  Customs and Revenue  Agency  error and accounting changes, to a projected 23.7 per cent of GDP in 2002-03.

--------------------------------------------------------------------------------

                                       42

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Borrowing and Debt Management

MARKET CONDITION

o    The U.S.  Federal  Reserve has  lowered its Federal  Funds rate by 50 basis points since the  beginning of the fiscal year, to its lowest level in over
     40 years, to support continued economic growth in the United States.  There are also  concerns  about the  potential for war in the Middle East and the risk of negative economic consequences.

o    The Bank of Canada has raised interest rates three times so far this fiscal year,  in an attempt to reduce the monetary  stimulus in the  economy.  The
     Canadian economy has remained stronger than expected and core inflation has remained higher than targeted by the Bank of Canada.

o    North  American  bond yields have declined  dramatically  during the fiscal year.  At the same time,  the gap between  Canadian  and U.S.  10-year bond yields has  widened  significantly,  approaching  levels last seen in 1996.
     This is due in part to the  safe-haven  investor  status  of U.S.  Treasury bonds, Canada's economic  outperformance  relative to the United States and differences in monetary policy.

--------------------------------------------------------------------------------

                                       43

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

BORROWING PROGRAM

o    Long-term public market borrowing requirements are $343 million higher than estimated in the 2002-03 Budget Plan.  This is due mainly to a reduction in the  refinancing  of Canada  Pension  Plan (CPP) debt of $330  million,  as borrowing from the CPP has not been as cost-effective as other sources.

o    As of  November  25,  2002,  the  Ontario  Financing  Authority  (OFA)  has
     completed $9.6 billion of the Province's 2002-03 long-term public borrowing requirement  of $13.1  billion.  The Province was successful in accessing a diverse range of financing  sources,  including Ontario Savings Bonds, five syndicated  domestic  issues,  nearly 20  structured  domestic  medium-term notes, five Euro-Canadian bond issues, and five U.S. dollar Global issues.

o    International  investor  demand  for  Ontario's  issues  is  based  on  the
     Province's  strong credit rating and the  perception of continued  economic growth in Canada  and  Ontario.  The  Province  will  continue  to  monitor international capital markets for cost-effective borrowing opportunities.

o    The eighth annual Ontario Savings Bond campaign in June raised $2.6 billion.

--------------------------------------------------------------------------------

                                       44

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Financing Program*
($ Millions)
------------------------------------------------------------------------------------------------------------------------
                                                                                     2002-03              2002-03
                                                                                   Budget Plan        Current Outlook
--------------------------------------------------------------------------------------------------- --------------------
Surplus/ (Deficit)                                                                      -                    -
Adjustments for:
     Non-cash Items Included in Surplus                                              (2,875)              (2,875)
     Amortization of Tangible Capital Assets**                                          733                  733
Acquisitions of Tangible Capital Assets**                                            (1,367)              (1,367)
Maturities of Debt                                                                  (11,725)             (11,738)
Early Redemptions of Debt                                                            (1,200)              (1,200)
Canada Pension Plan Borrowing                                                           688                  358
Decrease / (Increase) in Cash and Cash Equivalents                                    3,000                3,000
Increase / (Decrease) in Short-Term Borrowing                                           -                    -
Other Sources / (Uses) of Cash***                                                       -                    -
Long-Term Public Borrowing Requirement                                               12,746               13,089
--------------------------------------------------------------------------------------------------- --------------------
Of which:         Completed                                                                                9,629
                  Remaining                                                                                3,460
--------------------------------------------------------------------------------------------------- --------------------
*    Second-quarter results as at September 30, 2002. Long-Term Public Borrowing
     Completed is as at November 25, 2002.
**   Starting in 2002-03,  major  tangible  capital assets owned by the Province
     (land, buildings, and transportation infrastructure) are accounted for on a full accrual  accounting basis. Other tangible capital assets will continue to be booked as expenditure in the year of acquisition.
***  Includes  net  repayment  from,  or loans to,  agencies  and an increase or decrease in deposits with the Province of Ontario Savings Office.

o    In  addition  to the  borrowing  and  redemptions  shown in the table,  the
     Province bought back $517 million of previously issued debt,  financing the purchases with similar amounts of debt issued at more favourable rates.

--------------------------------------------------------------------------------

                                       45

                 2002 Ontario Economic Outlook and Fiscal Review
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DEBT MANAGEMENT PROGRAM

o    The OFA  adheres to  prudent  risk  management  policies,  using  financial instruments  such as  options  and  swaps to hedge the  Province's  foreign exchange and interest rate risks.  Such measures enable the OFA to mitigate risks in an uncertain market.

o    The Province limits itself to having a maximum foreign exchange exposure of
     5 per cent of debt. As of September  30, the  Province's  foreign  exchange exposure was 1.6 per cent of debt.

o    As of  September  30,  interest  rate reset  exposure  was 12.2 per cent of outstanding  debt.  Interest rate reset exposure is the  combination of net floating  rate  exposure  (i.e.,  gross  floating rate exposure less liquid reserves) and all fixed rate debt maturing  within the next 12 months.  The
     Province limits itself to having a maximum  interest rate reset exposure of
     25 per cent of debt.

o    Debt  maturities will remain  significant  during the next few years. As of
     September  30, the  remaining  amount of maturing debt for the Province and the Ontario  Electricity  Financial  Corporation  (OEFC) in 2002-03 is $7.3
     billion, while in 2003-04, maturities total $13.5 billion.

o    In managing these  maturities,  the OFA will maintain a flexible  financing approach and monitor domestic and international bond markets  continuously, seeking out the most cost-effective borrowing opportunities.

o    The OFA will also continue to aim for a balanced  maturity profile and take advantage of cost-  effective  opportunities  to schedule  maturities  into years that currently have lower levels of maturing debt.

--------------------------------------------------------------------------------

                                       46

                            C: Ontario's Fiscal Plan
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ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

OEFC is the agency of the Province  responsible for the servicing and management of the former  Ontario  Hydro's  debt,  derivative  contracts  and certain other liabilities.  OEFC's debt is guaranteed  by the Province.  As OEFC does not have its own credit  rating,  the  Province  borrows on its behalf.  In return,  OEFC issues debt to the Province.

o    OEFC's debt maturities for 2002-03 are $2.7 billion.

o    On November 25, 2002, the government  introduced the  Electricity  Pricing,
     Conservation and Supply Act, 2002, which will protect consumers by lowering and freezing the price of  electricity  at 4.3 cents per kilowatt  hour for families,  small  businesses  and  farmers.  The  Bill,  if  passed  by the
     Legislature,  would also  provide  refunds of the  difference  between what these  consumers  paid since May, and what they would have paid at a frozen price of 4.3 cents per kilowatt hour. It will also cap, at current  levels, the price that  consumers pay for the delivery of  electricity,  and review all other charges on consumers' electricity bills.

o    OEFC would play a supporting role in the government's plan by ensuring that consumers would pay the frozen price of 4.3 cents per kilowatt hour.

--------------------------------------------------------------------------------
                                       47

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

OPPORTUNITY BONDS AND THE ONTARIO MUNICIPAL  ECONOMIC  INFRASTRUCTURE  FINANCING
AUTHORITY

o    The Ontario  Government  has announced two  initiatives  that would provide
     municipalities   with  new  support  for   investment  in  local   priority
     infrastructure  projects.  These new initiatives are Opportunity  Bonds and the Ontario Municipal Economic Infrastructure Financing Authority (OMEIFA).

o    The  government's  objective  is to  subsidize  50 per cent of the interest
     costs  of  any  funds  borrowed  by   municipalities   through  OMEIFA.  To
     demonstrate  its  commitment  and to  ensure  that  OMEIFA is able to start funding projects immediately, the government will be providing a $1 billion capital  injection.  The  Ontario  Clean  Water  Agency  would  provide  an additional $120 million for water and sewer projects.

o    Opportunity  Bonds are  tax-exempt  bonds that would be issued by OMEIFA to raise financing for municipal  infrastructure.  Interest  payments would be tax-exempt  for investors that purchase the bonds.  This  exemption  should encourage investors to accept a lower interest rate than for taxable bonds.
     In turn, OMEIFA would provide lower interest rate loans to  municipalities, reducing  their  financing  costs  and  allowing  them  to  invest  more in infrastructure without increasing the local tax burden.

o    By creating  OMEIFA,  the  government  would  ensure  that the  benefits of
     Opportunity Bonds would be shared by all  municipalities.  This would allow lower  interest  rates  and  reduced  transaction  costs  to  flow  to  all municipalities,  including  those  that do not  have  ready  access  to the capital markets.

o    The City of Toronto  recently  had its credit  rating  upgraded  by Moody's
     Investors  Service to Aa1 from Aa2. In  addition,  North Bay had its credit rating  upgraded  by two  notches  to A2  from  Baa1.  In  providing  these upgrades, Moody's cited OMEIFA as one of the contributing factors.

o    Opportunity  Bonds and the  creation of OMEIFA  would  complement  existing provincial programs provided through the Ontario SuperBuild Corporation and the Northern Ontario Heritage Fund Corporation.

o    The government undertook extensive  consultations with municipalities,  the private  sector and other  stakeholders  on how to design and  implement an
     Opportunity Bond program that would meet the infrastructure financing needs of municipalities.

--------------------------------------------------------------------------------

                                       48

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Conclusion

As reported in Second  Quarter  Ontario  Finances,  Ontario  remains on track to achieve a fourth  consecutive  balanced  budget in  2002-03--the  first  time in nearly 100 years.

The  government  also remains  firmly  committed  to balancing  the budget on an
ongoing  basis  and  to  ensuring  good  value  for  taxpayers'   dollars.   The
government's  fiscal and economic policies have restored the Province to a sound financial  footing and have created a solid  foundation for economic growth over the medium and longer term.

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                                       49

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       50

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

                                          LIST OF FINANCIAL TABLES AND GRAPHS
Financial Tables                                                                                          Table Numbers
Statement of Financial Transactions.............................................................................     C1
Revenue.........................................................................................................     C2
Operating Expenditure...........................................................................................     C3
Gross Capital Expenditure.......................................................................................     C4
Schedule of Net Investment in Capital Assets....................................................................     C5
Transfers for Capital Purposes (Included in Gross Capital Expenditure)..........................................     C6
Ten-Year Review of Selected Financial and Economic Statistics...................................................     C7

Graphs
The Budget Dollar: Revenue 2002-03
The Budget Dollar: Total Expenditure 2002-03
The Budget Dollar: Program Expenditure 2002-03
Revenue Sources by Category, Per Cent of Total 1998-99 to 2002-03
Operating Expenditure by Category, Per Cent of Total 1998-99 to 2002-03
Program Expenditure by Category, Per Cent of Total 1998-99 to 2002-03
Gross Capital Expenditure by Category, Per Cent of Total 1998-99 to 2002-03
2002-03 Operating Expenditure by Category
2002-03 Gross Capital Expenditure by Category

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                                       51

                 2002 Ontario Economic Outlook and Fiscal Review
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Statement of Financial Transactions                                                                            Table C1
($ Millions)
                                                                Actual      Actual       Actual      Actual     Outlook*
                                                               1998-99      1999-00     2000-01     2001-02     2002-03
-----------------------------------------------------------------------------------------------------------------------
Revenue                                                         55,786       62,931      63,824      63,886      66,611
Expenditure
   Programs                                                     46,557       47,525      50,401      52,523      54,494
   Gross Capital Expenditure                                     2,215        4,887       2,123       1,890       2,715
   Less: Net Investment in Capital Assets**                          -            -           -           -         634
   Public Debt Interest
     Provincial                                                  9,016        8,977       8,896       8,509       8,505
     Electricity Sector                                              -          520         520         520         520
Total Expenditure                                               57,788       61,909      61,940      63,442      65,600
Less: Reserve                                                        -            -           -           -       1,000
Add: Decrease/(Increase) in Stranded Debt from                                               18                     (11)
   Electricity Sector Restructuring to be Recovered from
   Ratepayers***                                                     -         (354)                   (69)
Surplus / (Deficit) after Provisional Adjustment for CCRA
   Error; and Accounting Changes+                               (2,002)        668       1,902         375           0
Net Provincial Debt after Provisional Adjustment for CCRA
   Error; and Accounting Changes++                             114,737      113,715     112,480     112,036     112,025
Accounting Changes (included in Net Provincial Debt above)
   Provisional Adjustment for CCRA Error                                                 (2,043)
   Retirement Benefits                                                                      197
Net Impact of Accounting Changes                                                         (1,846)     (1,846)     (1,846)
Net Provincial Debt - Before Provisional Adjustment for
   CCRA Error; and Accounting Changes                          114,737      113,715     110,634     110,190     110,179
-----------------------------------------------------------------------------------------------------------------------
*    Second-quarter outlook as at September 30.
**   Starting in 2002-03,  major  tangible  capital assets owned by the Province
     (land, buildings and transportation  infrastructure) are accounted for on a full accrual  accounting basis. Other tangible capital assets will continue to be booked as expenditure in the year of acquisition.
***  Reflects the estimated  excess of revenue over  expenditure  of the Ontario
     Electricity Financial Corporation (OEFC). Consistent with the principles of electricity  restructuring,  OEFC debt is to be recovered from  ratepayers, not taxpayers.
+    Includes  provisional  adjustment  for Canada  Customs and  Revenue  Agency error;  retirement benefits accounting policy change in accordance with new
     Public Sector Accounting Board recommendations;  and adjustment to decrease in stranded debt from electricity sector restructuring to be recovered from ratepayers.
++   The  definition  of Net  Provincial  Debt for 2002-03 has been  adjusted to include the Net  Investment  in Capital  Assets.  For all other years,  Net
     Provincial Debt represents total liabilities less financial assets.

                                                          -------------------------------------------------------------

--------------------------------------------------------------------------------

                                       52

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Revenue                                                                                                         Table C2
($ Millions)
------------------------------------------------------------------------------------------------------------------------
                                                                 Actual      Actual       Actual      Actual     Outlook
                                                                1998-99      1999-00     2000-01     2001-02     2002-03
----------------------------------------------------------------------- ----------- ------------------------------------
Taxation Revenue
   Personal Income Tax                                           17,190      17,617       17,911      19,097      19,085
   Retail Sales Tax                                              11,651      12,879       13,735      13,803      14,230
   Corporations Tax                                               7,447       8,095        9,200       6,646       6,150
   Employer Health Tax                                            2,882       3,118        3,424       3,502       3,695
   Gasoline Tax                                                   2,068       2,154        2,172       2,192       2,295
   Fuel Tax                                                         592         665          648         659         665
   Tobacco Tax                                                      447         481          504         703       1,225
   Land Transfer Tax                                                470         565          642         665         775
   Other Taxation                                                   330         307          333         371         225
                                                           ------------ ----------- ------------------------------------
                                                                 43,077      45,881       48,569      47,638      48,345
----------------------------------------------------------------------- ----------- ------------------------------------
Government of Canada
   Canada Health and Social Transfer (CHST)                       3,553       4,722        4,895       6,211       6,808
   Social Housing                                                   358         466          541         524         530
   Student Assistance                                                64         170           40          31          64
   Medical Equipment Trust                                            -           -          190         190           -
   Indian Welfare Services                                          155          85          131         123         127
   Young Offenders Act                                               57          58            1         118          61
   Bilingualism Development                                          55          65           64          61          64
   Employability Assistance for People with Disabilities             71          65           63          72          33
   Infrastructure                                                    71          19            2           -         225
   Other                                                            131         235          202         424         333
                                                           ------------ ----------- ------------------------------------
                                                                  4,515       5,885        6,129       7,754       8,245
----------------------------------------------------------------------- ----------- ------------------------------------
Income from Government Enterprises
   Ontario Lottery and Gaming Corporation                         1,764       1,924        2,181       2,255       2,300
   Liquor Control Board of Ontario                                  809         845          877         904         954
   Ontario Power Generation Inc. and Hydro One Inc.                   -         903          783         179         480
   Other                                                            (26)         36           14           7           9
                                                           ------------ ----------- ------------------------------------
                                                                  2,547       3,708        3,855       3,345       3,743
----------------------------------------------------------------------- ----------- ------------------------------------
Other Revenue
   Vehicle and Driver Registration Fees                             890         911          929         941         963
   Other Fees and Licences                                          661         667          660         627         692
   Liquor Licence Revenue                                           519         539          525         530         515
   Royalties                                                        289         345          235         224         237
   Sales and Rentals                                                640       2,133          637         344       2,424
   Independent Electricity Market Operation Revenues                  -         314          344         384         181
   Local Services Realignment--Reimbursement
     of Expenditure                                               2,109       1,678        1,407       1,116         751
   Miscellaneous                                                    539         870          534         983         515
                                                                  5,647       7,457        5,271       5,149       6,278
----------------------------------------------------------------------- ----------- ------------------------------------
Total Revenue                                                    55,786      62,931       63,824      63,886      66,611
----------------------------------------------------------------------- ----------- ------------------------------------

--------------------------------------------------------------------------------

                                       53

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Operating Expenditure                                                                                          Table C3
($ Millions)
-----------------------------------------------------------------------------------------------------------------------
                                                               Actual      Actual       Actual      Actual      Outlook
Ministry                                                      1998-99      1999-00     2000-01     2001-02      2002-03
-----------------------------------------------------------------------------------------------------------------------
Agriculture and Food*                                             309          347         401         456          645
   One-Time and Extraordinary Costs                                 -            -         233         319            -
Attorney General                                                  753          846         957         983          973
Board of Internal Economy                                         117          154         116         124          117
Citizenship                                                        82           95          77          71           70
Community, Family and Children's Services                       7,659        7,512       7,620       7,742        7,814
Consumer and Business Services                                    136          134         155         172          171
Culture                                                           192          214         236         279          277
Education                                                       7,719        7,704       7,961       8,354        8,746
   Phase-in Funding                                                 -          268           -           -            -
   Teachers' Pension Plan (TPP)                                    67         (363)       (402)         42          149
Energy                                                             22          329         344         367          140
Enterprise, Opportunity and Innovation                            148          192         201         222          264
Environment                                                       162          174         190         265          244
Executive Offices                                                  17           19          21          19           21
Finance - Own Account*                                            998          548         842         902          802
   Public Debt Interest
     Provincial                                                 9,016        8,977       8,896       8,509        8,505
     Electricity Sector                                             -          520         520         520          520
   Community Reinvestment Fund                                    678          521         561         557          582
   Provision for Electricity Sector                                 -          383         263           -            -
Health and Long-Term Care                                      18,867       20,373      22,184      23,713       25,452
   Health Care Restructuring                                       50            -           -           -            -
   Major One-Time Health Care Costs                               639          286         487         190            -
Intergovernmental Affairs                                           4            4           4           4            4
Labour                                                            108          101         104         110          114
Management Board Secretariat                                      353          147         145         263          230
   Retirement Benefits                                           (219)        (165)        (33)         63          (42)
   Contingency Fund                                                 -            -           -           -          832
   OPS Employee Severance (Net)                                     -           88           -         (17)           -
   Special Circumstances Fund                                     180            -           -           -
Municipal Affairs and Housing*                                  1,611        1,665       1,792       1,135          701
Native Affairs Secretariat                                         12           15          16          13           15
Natural Resources                                                 531          460         417         438          437
Northern Development and Mines                                     54           67          69          75           77
Office of Francophone Affairs                                       3            3           4           5            3
Public Safety and Security                                      1,296        1,379       1,500       1,601        1,532
Tourism and Recreation                                             94          153         124         144          131
Training, Colleges and Universities                             3,281        3,285       3,219       3,248        3,521
Transportation                                                    634          587         593         664          772
Year-End Savings                                                    -            -           -           -         (300)
Total Operating Expenditure                                    55,573       57,022      59,817      61,552       63,519
-----------------------------------------------------------------------------------------------------------------------
*    Preliminary allocations and historical restatements pending finalization of new ministry  structures.  All other ministries  reflect recently announced government structure.
                                                         --------------------------------------------------------------

--------------------------------------------------------------------------------

                                       54

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Gross Capital Expenditure                                                                                       Table C4
($ Millions)
------------------------------------------------------------------------------------------------------------------------
                                                           Actual        Actual        Actual       Actual       Outlook
Ministry                                                   1998-99       1999-00      2000-01       2001-02      2002-03
------------------------------------------------------------------ -----------------------------------------------------
Agriculture and Food*                                            1             1             1           29          197
Attorney General                                                73            62            42           46           53
Community, Family and Children's Services                       27            20            14           31           32
Consumer and Business Services                                   -             -             -            -            1
Culture                                                          -            72            18           14           10
Education                                                      229            52             4           17           10
Energy                                                           -           156            86           50           69
Enterprise, Opportunity and Innovation                         273           500             -           19           47
Environment                                                     19             1             5           19           16
   Water Protection Fund                                        15           160            17            1            3
Finance - Own Account*                                           4             7             7           11           24
   SuperBuild Millennium Partnerships                            -             -             4            -          102
   Contingency Fund                                              -             -             -            -           92
Health and Long-Term Care                                      187           338           182          205          342
   Major One-Time Capital Costs                                  -         1,004           140            -            -
Management Board Secretariat                                    39            13            24           28           46
Municipal Affairs and Housing*                                  62           (10)            -           12            7
Native Affairs Secretariat                                      13             7             5            3            6
Natural Resources                                               73            96            65           70           80
Northern Development and Mines                                 205           267           356          371          393
Public Safety and Security                                      30           124            99           88           92
Tourism and Recreation                                           2           159            14            9          125
Training, Colleges and Universities                             71         1,028           204           49           67
Transportation                                                 892           830           836          818        1,001
Year-End Savings                                                 -             -             -            -         (100)
Total Gross Capital Expenditure**                            2,215         4,887         2,123        1,890        2,715
Less: Net Investment in Capital Assets***                        -             -             -            -          634
Net Capital Expenditure                                      2,215         4,887         2,123        1,890        2,081
------------------------------------------------------------------ -----------------------------------------------------
*    Preliminary allocations and historical restatements pending finalization of new ministry  structures.  All other ministries  reflect recently announced government structure.
**   Gross  Capital  Expenditure  includes  the  following:  i)  acquisition  or construction of major tangible  capital assets owned by the Province (land, buildings and  transportation  infrastructure)  and other tangible  capital assets;  ii)  repairs  and  maintenance;  and iii)  transfers  for  capital purposes.  Total gross capital expenditure includes $225 million in federal flow-through  funds.  Gross capital  investment  excluding  flow-though  of federal funds is $2.5 billion.
***  Starting in 2002-03,  major  tangible  capital assets owned by the Province
     (land, buildings and transportation  infrastructure) are accounted for on a full accrual  accounting basis. Other tangible capital assets will continue to be booked as expenditure in the year of acquisition.
                                                     ------------- -----------------------------------------------------

--------------------------------------------------------------------------------

                                       55

                2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Schedule of Net Investment in Capital Assets                                                                   Table C5
($ Millions)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                Outlook
                                                                                                                2002-03
-----------------------------------------------------------------------------------------------------------------------
Acquisition/Construction of Major Tangible Capital Assets                                                         1,367
Amortization of Provincially Owned Major Tangible Capital Assets                                                   (733)
Net Investment in Capital Assets*                                                                                   634
-----------------------------------------------------------------------------------------------------------------------
     *    Starting  in  2002-03,  major  tangible  capital  assets  owned by the
          Province  (land,  buildings  and  transportation  infrastructure)  are accounted  for on a full  accrual  accounting  basis.  Other  tangible capital  assets will continue to be booked as  expenditure in the year of acquisition.
                                                                                                        ---------------

--------------------------------------------------------------------------------

                                       56

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Transfers for Capital Purposes (Included in Gross Capital Expenditure)                                         Table C6
($ Millions)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                Outlook
Ministry                                                                                                        2002-03
-----------------------------------------------------------------------------------------------------------------------
Agriculture and Food*                                                                                               197
Community, Family and Children's Services                                                                            32
Culture                                                                                                               6
Enterprise, Opportunity and Innovation                                                                               47
Environment                                                                                                           6
   Water Protection Fund                                                                                              3
Finance--Own Account*                                                                                                 -
   SuperBuild Millennium Partnerships                                                                               102
Health and Long-Term Care                                                                                           303
Municipal Affairs and Housing*                                                                                        4
Native Affairs Secretariat                                                                                            6
Northern Development and Mines                                                                                      100
Tourism and Recreation                                                                                              117
Training, Colleges and Universities                                                                                  65
Transportation                                                                                                      108
Total Transfers for Capital Purposes                                                                              1,096
-----------------------------------------------------------------------------------------------------------------------
*  Preliminary allocations pending finalization of new ministry structures.
                                                                                                          -------------

--------------------------------------------------------------------------------

                                       57

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Ten-Year Review of Selected Financial and Economic Statistics
($ Millions)
-------------------------------------------------------------------------------------------------------------------------

                                                                              1993-94           1994-95           1995-96
------------------------------------------------------------------------------------- -----------------------------------
Financial Transactions
Revenue                                                                        43,674            46,039            49,473
Expenditure
   Programs                                                                    44,195            44,505            46,163
   Gross Capital Expenditure                                                    3,552             3,831             3,635
   Less: Net Investment in Capital Assets*                                          -                 -                 -
   Public Debt Interest
     Provincial                                                                 7,129             7,832             8,475
     Electricity Sector                                                             -                 -                 -
Total Expenditure                                                              54,876            56,168            58,273
Less: Reserve                                                                       -                 -                 -
Add: Decrease/(Increase) in Stranded Debt from Electricity Sector
   Restructuring to be Recovered from Ratepayers**                                  -                 -                 -
Surplus / (Deficit) after Provisional Adjustment for CCRA Error;
   and Accounting Changes***                                                  (11,202)          (10,129)           (8,800)
Net Provincial Debt after Provisional Adjustment for CCRA Error;
   and Accounting Changes +                                                    80,599            90,728           101,864
------------------------------------------------------------------------------------- -----------------------------------
Accounting Changes (included in Net Provincial Debt above)
                                                                     ----------------
   Provisional Adjustment for CCRA Error
                                                                     ----------------
   Retirement Benefits
                                                                     ----------------
Net Impact of Accounting Changes
Net Provincial Debt - Before Provisional Adjustment for CCRA Error;
and Accounting Changes                                                         80,599            90,728           101,864
------------------------------------------------------------------------------------- -----------------------------------
Gross Domestic Product (GDP) at Market Prices                                 293,405           311,096           329,317
Personal Income                                                               256,091           260,671           271,397
------------------------------------------------------------------------------------- -----------------------------------
Population--July (000s)                                                        10,690            10,828            10,965
Net Provincial Debt per Capita (dollars)                                        7,540             8,379             9,290
Personal Income per Capita (dollars)                                           23,956            24,074            24,751
------------------------------------------------------------------------------------- -----------------------------------
Total Expenditure as a per cent of GDP                                           18.7              18.1              17.7
Public Debt Interest as a per cent of Revenue                                    16.3              17.0              17.1
Net Provincial Debt as a per cent of GDP                                         27.5              29.2              30.9
------------------------------------------------------------------------------------- -----------------------------------
*    Starting in 2002-03,  major  tangible  capital assets owned by the Province
     (land, buildings and transportation  infrastructure) are accounted for on a full accrual  accounting basis. Other tangible capital assets will continue to be booked as expenditure in the year of acquisition.
**   Reflects the estimated  excess of revenue over  expenditure  of the Ontario
     Electricity Financial Corporation (OEFC). Consistent with the principles of electricity  restructuring,  OEFC debt is to be recovered from  ratepayers, not taxpayers.
***  Includes  provisional  adjustment  for Canada  Customs and  Revenue  Agency error;  retirement benefits accounting policy change in accordance with new
     Public Sector Accounting Board recommendations;  and adjustment to decrease in stranded debt from electricity sector restructuring to be recovered from ratepayers.
+    The  definition  of Net  Provincial  Debt for 2002-03 has been  adjusted to include the Net  Investment  in Capital  Assets.  For all other years,  Net
     Provincial Debt represents total liabilities less financial assets.
++     Second-quarter outlook as at September 30.
Sources: Ontario Ministry of Finance and Statistics Canada.
                                                                     ---------------- -----------------------------------

--------------------------------------------------------------------------------

                                       58

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

                                                                                                              Table C7

                                                                                              Actual          Outlook++
          1996-97          1997-98         1998-99          1999-00          2000-01         2001-02          2002-03
------------------------------------------------------------------------------------------------------------------------

           49,450           52,518          55,786           62,931           63,824          63,886           66,611

           45,136           45,304          46,557           47,525           50,401          52,523           54,494
            2,612            2,451           2,215            4,887            2,123           1,890            2,715
                -                -               -                -                -               -              634

            8,607            8,729           9,016            8,977            8,896           8,509            8,505
                -                -               -              520              520             520              520
           56,355           56,484          57,788           61,909           61,940          63,442           65,600
                -                -               -                -                -               -            1,000

                -                -               -             (354)              18             (69)             (11)

          (6,905)          (3,966)         (2,002)              668            1,902             375                0
          108,769          112,735         114,737          113,715          112,480         112,036          112,025
------------------------------------------------------------------------------------------------------------------------

                                                                              (2,043)
                                                                                 197
                                                                              (1,846)         (1,846)          (1,846)

          108,769          112,735         114,737          113,715          110,634         110,190          110,179
------------------------------------------------------------------------------------------------------------------------
          338,173          359,353         377,897          409,099          433,446         443,852          464,713
          276,303          289,537         304,652          322,549          346,738         359,927          372,524
------------------------------------------------------------------------------------------------------------------------
           11,101           11,249          11,387           11,528           11,698          11,895           12,068
            9,798           10,022          10,076            9,864            9,615           9,419            9,283
           24,890           25,739          26,754           27,980           29,641          30,259           30,869
------------------------------------------------------------------------------------------------------------------------
             16.7             15.7            15.3             15.1             14.3            14.3             14.1
             17.4             16.6            16.2             15.1             14.8            14.1             13.5
             32.2             31.4            30.4             27.8             26.0            25.2             24.1
------------------------------------------------------------------------------------------------------------------------

                 -------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       59

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

                               The Budget Dollar
                                    Revenue
                                    2002-03*

                                                           Cents
Personal Income Tax                                         29
Retail Sales                                                21
Corporations Tax                                             9
Employer Health Tax                                          6
Gasoline & Fuel Taxes                                        4
Other Taxes                                                  4
Canada Health & Social Transfer                             10
Other Federal                                                2
Income from Government Enterprises                           6
Liquour License Revenue                                      1
Vehicle & Driver Registration Fees                           1
Other Non-Tax Revenue                                        7

* As at September 30

--------------------------------------------------------------------------------

                                       60

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

                               The Budget Dollar
                               Total Expenditure
                                    2002-03*

                                                             Cents
Health Care                                                   39
Education & Training                                          19
Public Debt Interest                                          14
General Government and Other                                   3
Justice                                                        4
Social Services                                               12
Environment, Resources & Economic Development                  9

* As at September 30
 OMITTED]

--------------------------------------------------------------------------------

                                       61

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

                               The Budget Dollar
                              Program Expenditure
                                    2002-03*

                                                             Cents
Health Care                                                   47
Education & Training                                          23
General Government and Other                                   4
Justice                                                        5
Environment, Resources & Economic Development                  7
Social Services                                               14

* As at September 30

--------------------------------------------------------------------------------

                                       62

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Revenue Sources by Category
Per Cent of Total
1998-99 to 2002-03*

        Other       Income from        Government        Gasoline       Employer       Corporations       Retail      Personal
                     Government        of Canada            &          Health Tax           Tax           Sales        Income
                    Enterprises                         Fuel Taxes                                         Tax           Tax
        ----------------------------------------------------------------------------------------------------------------------------
                    -------------     -------------     -----------    ------------    --------------     -------     ----------
          $B    %        $B       %        $B       %       $B      %      $B       %       $B        %     $B    %      $B      %
        ----------------------------------------------------------------------------------------------------------------------------
98-99    6.9   12.3     2.5      4.6      4.5      8.1     2.7     4.8     2.9     5.2      7.4      13.3  11.7  20.9   17.2    30.8
99-00    8.8   13.9     3.7      5.9      5.9      9.4     2.8     4.4     3.1     5.0      8.1      12.9  12.9  20.5   17.6    28.0
00-01    6.8   10.6     3.9      6.0      6.1      9.6     2.8     4.4     3.4     5.4      9.2      14.4  13.7  21.5   17.9    28.1
01-02    6.9   10.8     3.3      5.2      7.8      12.1    2.9     4.5     3.5     5.5      6.6      10.4  13.8  21.6   19.1    29.9
02-03    8.5   12.8     3.7      5.6      8.2      12.4    3.0     4.4     3.7     5.5      6.2      9.2   14.2  21.4   19.1    28.7
* As at September 30

--------------------------------------------------------------------------------

                                       63

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Operating Expenditure by Category
Per Cent of Total
1998-99 to 2002-03*

         Public Debt        Justice         General          Environment        Social         Education &         Health
          Interest                        Government         Resources &       Services          Training          Care**
                                           and Other          Economic
                                                             Development
        -------------------------------------------------------------------------------------------------------------------------
                            --------     --------------    ----------------    ----------     ---------------      --------
             $B         %     $B     %        $B        %        $B         %     $B      %         $B         %     $B      %
        -------------------------------------------------------------------------------------------------------------------------
98-99        9.0      16.2    2.0   3.7       2.1      3.8       4.1       7.4    7.7    13.8      11.1      19.9   19.6   35.2
99-00        9.5      16.7    2.2   3.9       1.7      3.0       4.5       7.9    7.5    13.2      10.9      19.1   20.7   36.2
00-01        9.4      15.8    2.5   4.1       1.9      3.2       5.0       8.3    7.6    12.7      10.8      18.0   22.7   37.9
01-02        9.0      14.7    2.6   4.2       1.9      3.1       4.7       7.7    7.7    12.6      11.6      18.9   23.9   38.8
02-03        9.0      14.2    2.5   3.9       2.2      3.5       4.1       6.4    7.8    12.3      12.4      19.6   25.5   40.1

* As at September 30
** Includes Major One-Time Health Care Capital Costs.

--------------------------------------------------------------------------------

                                       64

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

Program Expenditure by Category
Per Cent of Total
1998-99 to 2002-03*

        Justice         General          Environment,        Social          Education &         Health
                       Government         Resources &       Services          Training           Care**
                       and Other           Economic
                                          Development
        ------------------------------------------------------------------------------------------------------
                     ---------------    ----------------    ----------      --------------      ---------
           $B     %        $B        %        $B         %     $B       %        $B         %      $B     %
        ------------------------------------------------------------------------------------------------------
98-99     2.0    4.4      2.1       4.6       4.1       8.8    7.7    16.5      11.1      23.7    19.6   42.0
99-00     2.2    4.7      1.7       3.6       4.5       9.5    7.5    15.8      10.9      22.9    20.7   43.5
00-01     2.5    4.9      1.9       3.8       5.0       9.8    7.6    15.1      10.8      21.4    22.7   45.0
01-02     2.6    4.9      1.9       3.7       4.7       9.0    7.7    14.7      11.6      22.2    23.9   45.5
02-03     2.5    4.6      2.2       4.1       4.1       7.4    7.8    14.4      12.4      22.8    25.5   46.7

* As at September 30
** Includes Major One-Time Health Care Capital Costs.

--------------------------------------------------------------------------------

                                       65

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

Gross Capital Expenditure by Category
Per Cent of Total
1998-99 to 2002-03*

           General            Environment         Social        Education &          Health
          Government          Resources &        Services         Training           Care**
         and Justice            Economic
                              Development
        ------------------------------------------------------------------------------------------
                             ---------------     ----------    ---------------      ---------
              $B         %         $B        %      $B      %        $B         %      $B     %
        ------------------------------------------------------------------------------------------
  98-99      0.1        6.6       1.6       70.2    0.0    1.2      0.3       13.6    0.2    8.4
  99-00      0.2        4.2       2.2       45.8    0.0    0.4      1.1       22.1    1.3    27.5
  00-01      0.2        8.3       1.4       66.1    0.0    0.6      0.2        9.8    0.3    15.2
  01-02      0.2        9.2       1.4       74.9    0.0    1.6      0.1        3.5    0.2    10.8
  02-03      0.3       11.4       2.0       72.0    0.0    1.2      0.1        2.8    0.3    12.6
* As at September 30
** Includes Major One-Time Health Care Capital Costs.

--------------------------------------------------------------------------------

                                       66

                            C: Ontario's Fiscal Plan
--------------------------------------------------------------------------------

                2002-03 Operating Expenditure by Category*

                                                            ($Billions)
Health Care                                                           25.5
   Hospitals                                                  9.4
   OHIP                                                       6.5
   Long-Term Care                                             3.4
   Drug Programs                                                2
   Other Health Care                                          4.2

Education and Training                                                12.4
   School Board Operating Grants                              8.3
   Colleges & Universities                                    2.9
   Other                                                      1.2

Public Debt Interest                                                   9.0
   Provincial                                                 8.5
   Electricity Sector                                         0.5

Environment, Resources & Economic Development                          4.1

General Government                                                     2.2

Justice                                                                2.5

Social Services                                                        7.8
   Ontario Works & Ontario Disability Support Program         3.8
   Other                                                      4.0

* As at September 30

--------------------------------------------------------------------------------

                                       67

                 2002 Ontario Economic Outlook and Fiscal Review
--------------------------------------------------------------------------------

                             2002-03 Gross Capital Expenditure by Category*

                                                                                           ($Billions)
Environment, Resources & Economic Development                                                      2.0
   Transportation                                                                         1.0
   Other                                                                                  1.0

General Government & Justice                                                                       0.3

Health Care                                                                                        0.3

Other (Education, Training, Colleges & Universities; and Social Services)                          0.1

* As at September 30

--------------------------------------------------------------------------------

                                       68